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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         WHEREAS, Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-4 (the "Registration Statement") relating to the Company's offer to exchange up to $1.5 billion of new Floating Rate Exchange Notes due 2003 and up to $2.5 billion of new 5.375% Exchange Notes due 2006 for up to $1.5 billion of its existing Floating Rate Notes due 2003 and $2.5 billion of its existing 5.375% Notes due 2006.

         NOW, THEREFORE, the undersigned hereby appoints Dennis F. Strigl and Andrew N. Halford, acting jointly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such persons so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting jointly, full power of authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed his Power of Attorney this 10th day of July, 2002.




                                                /s/  Ivan G. Seidenberg
                                                --------------------------------

                                                /s/  Sir Christopher Gent
                                                --------------------------------

                                                /s/  Lawrence T. Babbio, Jr.
                                                --------------------------------

                                                /s/  Michael T. Masin
                                                --------------------------------

                                                /s/  Kenneth J. Hydon
                                                --------------------------------

                                                /s/  Tomas Isaksson
                                                --------------------------------